CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our report dated July 30, 1999 on the 1999 financial statements of The Millennium Growth and Income Fund, each a series of Millennium Funds, Inc. (formerly Millennium RHIM Funds, Inc.) incorporated by reference, in Post Effective Amendment No. 3 to the Registration Statement on Form N-1A, file No. 333-49247, as filed with the Securities and Exchange Commission.




MCGLADREY & PULLEN, LLP



New York, New York
October 26, 2000